Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402 April 09, 2024 Sezzle to Announce First Quarter 2024 Results Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, will release its first quarter 2024 results after the market close on May 08, 2024. The Company will host a conference call at 5:00pm ET that same day. Participants can register for the conference call by navigating to: https://dpregister.com/sreg/10188081/fc2ce10535 Please note that registered participants will receive their dial-in number upon registration. Investors are encouraged to submit any questions in advance of the call by emailing them to: investorrelations@sezzle.com. Contact Information Lee Brading, CFA Investor Relations +651 240 6001 investorrelations@sezzle.com Erin Foran Media Enquiries +651 403 2184 erin.foran@sezzle.com About Sezzle Inc. Sezzle is a certified B Corporation on a mission to financially empower the next generation. Sezzle’s payment platform increases the purchasing power for millions of consumers by offering installment plans online and in-store. Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom. For more information visit sezzle.com.